INVESTMENT SUBADVISORY AGREEMENT

     INVESTMENT SUBADVISORY AGREEMENT, EFFECTIVE JULY 1, 1995, BY AND BETWEEN CALVERT ASSET MANAGEMENT COMPANY, INC., A DELAWARE CORPORATION REGISTERED AS AN INVESTMENT ADVISOR UNDER THE INVESTMENT ADVISORS ACT OF 1940 (THE "ADVISOR"), AND NCM CAPITAL MANAGEMENT GROUP, INC., A NORTH CAROLINA CORPORATION (THE "SUBADVISOR").

     WHEREAS, THE ADVISOR IS THE INVESTMENT MANAGER TO CALVERT SOCIAL INVESTMENT FUND, MANAGED GROWTH PORTFOLIO ("FUND"), AN OPEN-END, DIVERSIFIED MANAGEMENT INVESTMENT COMPANY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT");

     WHEREAS, THE FUND IS A BALANCED FUND CONSISTING OF EQUITY, DEBT AND MONEY MARKET SECURITIES;

     WHEREAS, THE ADVISOR DESIRES TO RETAIN THE SUBADVISOR TO FURNISH IT WITH CERTAIN INVESTMENT ADVISORY SERVICES IN CONNECTION WITH THE ADVISOR'S INVESTMENT ADVISORY ACTIVITIES ON BEHALF OF THE FUND.

     NOW,  THEREFORE,  IN  CONSIDERATION  OF  THE  PROMISES  AND  THE  TERMS AND
CONDITIONS  HEREINAFTER  SET  FORTH,  IT  IS  AGREED  AS  FOLLOWS:

     1.     SERVICES  TO  BE  RENDERED  BY  THE  SUBADVISOR  TO  THE  FUND.

          (A)     INVESTMENT  PROGRAM.     PURSUANT  TO  THE  DIRECTIONS  OF THE
ADVISOR, WHICH IS SUBJECT TO THE CONTROL OF THE FUND BOARD OF TRUSTEES ("TRUSTEES"), THE SUBADVISOR, AT ITS EXPENSE, WILL CONTINUOUSLY FURNISH TO THE FUND AN INVESTMENT PROGRAM FOR SUCH PORTION, IF ANY, OF FUND ASSETS TO BE MANAGED BY THE SUBADVISOR AS DESIGNATED BY THE ADVISOR FROM TIME TO TIME. WITH RESPECT TO SUCH ASSETS, THE SUBADVISOR WILL MAKE INVESTMENT DECISIONS, WHICH ARE SUBJECT TO SECTION 1(G) OF THIS AGREEMENT, AND WILL PLACE ALL ORDERS FOR THE PURCHASE AND SALE OF PORTFOLIO SECURITIES. IN THE PERFORMANCE OF ITS DUTIES, THE SUBADVISOR WILL ACT IN THE BEST INTERESTS OF THE FUND AND WILL IN CONJUNCTION WITH THE ADVISOR, COMPLY WITH (I) APPLICABLE LAWS AND REGULATIONS, INCLUDING, BUT NOT LIMITED TO, THE 1940 ACT, AND SUBCHAPTER M OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (II) THE FUND'S DECLARATION OF TRUST, BYLAWS AND REGISTRATION STATEMENT AS FROM TIME TO TIME AMENDED, (III) RELEVANT UNDERTAKINGS PROVIDED TO STATE SECURITIES REGULATORS, (IV) THE STATED INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS OF THE FUND, AND (V) SUCH OTHER GUIDELINES AS THE TRUSTEES OR ADVISOR MAY ESTABLISH. AT THE REQUEST OF THE SUBADVISOR, THE ADVISOR SHALL BE RESPONSIBLE FOR PROVIDING THE SUBADVISOR WITH CURRENT COPIES OF THE MATERIALS SPECIFIED IN SUBSECTIONS (A)(II), (III), (IV) AND (V) OF THIS
SECTION  1.

          (B) AVAILABILITY OF PERSONNEL. THE SUBADVISOR AT ITS EXPENSE WILL MAKE AVAILABLE TO THE TRUSTEES AND ADVISOR AT REASONABLE TIMES ITS PORTFOLIO MANAGERS AND OTHER APPROPRIATE PERSONNEL, EITHER IN PERSON, OR, AT THE MUTUAL CONVENIENCE OF THE ADVISOR AND THE SUBADVISOR, BY TELEPHONE, IN ORDER TO REVIEW THE FUND'S INVESTMENT POLICIES AND TO CONSULT WITH THE TRUSTEES AND ADVISOR REGARDING THE FUND'S INVESTMENT AFFAIRS, INCLUDING ECONOMIC, STATISTICAL AND INVESTMENT MATTERS RELEVANT TO THE SUBADVISOR'S DUTIES HEREUNDER, AND WILL PROVIDE PERIODIC REPORTS TO THE ADVISOR RELATING TO THE INVESTMENT STRATEGIES IT EMPLOYS.

          (C) EXPENSES, SALARIES AND FACILITIES. THE SUBADVISOR WILL PAY ALL EXPENSES INCURRED BY IT IN CONNECTION WITH ITS ACTIVITIES UNDER THIS AGREEMENT (OTHER THAN THE COST OF SECURITIES AND OTHER INVESTMENTS, INCLUDING ANY BROKERAGE COMMISSIONS), INCLUDING BUT NOT LIMITED TO, ALL SALARIES OF
PERSONNEL AND FACILITIES REQUIRED FOR IT TO EXECUTE ITS DUTIES UNDER THIS AGREEMENT.

          (D) COMPLIANCE REPORTS. THE SUBADVISOR AT ITS EXPENSE WILL PROVIDE THE ADVISOR WITH SUCH COMPLIANCE REPORTS RELATING TO ITS DUTIES UNDER THIS AGREEMENT AS MAY BE AGREED UPON BY SUCH PARTIES FROM TIME TO TIME OR AS REASONABLY REQUESTED BY THE TRUSTEES.

          (E) VALUATION. THE ADVISOR WILL ASSIST THE FUND AND ITS AGENTS IN DETERMINING WHETHER PRICES OBTAINED FOR VALUATION PURPOSES ACCURATELY REFLECT MARKET PRICE INFORMATION RELATING TO THE ASSETS OF THE FUND FOR WHICH THE SUBADVISOR HAS RESPONSIBILITY ON A DAILY BASIS (UNLESS OTHERWISE AGREED UPON BY THE PARTIES HERETO) AND AT SUCH OTHER TIMES AS THE ADVISOR SHALL REASONABLY REQUEST.

          (F)     EXECUTING  PORTFOLIO  TRANSACTIONS.

          (I) BROKERAGE IN SELECTING BROKERS AND DEALERS TO EXECUTE PURCHASES AND SALES OF INVESTMENTS FOR THE FUND, THE SUBADVISOR WILL USE ITS BEST EFFORTS TO OBTAIN THE MOST FAVORABLE PRICE AND EXECUTION AVAILABLE IN ACCORDANCE WITH THIS PARAGRAPH. THE SUBADVISOR AGREES TO PROVIDE THE ADVISOR AND THE FUND WITH COPIES OF ITS POLICY WITH RESPECT TO ALLOCATION OF BROKERAGE ON TRADES FOR THE FUND. SUBJECT TO REVIEW BY THE TRUSTEES OF APPROPRIATE POLICIES AND PROCEDURES, THE SUBADVISOR MAY CAUSE THE FUND TO PAY A BROKER A COMMISSION, FOR EFFECTING A PORTFOLIO TRANSACTION, IN EXCESS OF THE COMMISSION ANOTHER BROKER WOULD HAVE CHARGED FOR EFFECTING THE SAME TRANSACTION. IF THE FIRST BROKER PROVIDED BROKERAGE AND/OR RESEARCH SERVICES, INCLUDING STATISTICAL DATA, TO THE SUBADVISOR, THE SUBADVISOR SHALL NOT BE DEEMED TO HAVE ACTED UNLAWFULLY, OR TO HAVE BREACHED ANY DUTY CREATED BY THIS AGREEMENT, OR OTHERWISE, SOLELY BY REASON OF ACTING ACCORDING TO SUCH AUTHORIZATION. THE ADVISOR MAY DIRECT THE SUBADVISOR IN WRITING TO USE A PARTICULAR BROKER OR DEALER FOR ONE OR MORE TRADES IF, IN THE SOLE OPINION OF THE ADVISOR, IT IS IN THE BEST INTEREST OF THE FUND TO DO SO.

          (II) AGGREGATE TRANSACTIONS IN EXECUTING PORTFOLIO TRANSACTIONS FOR THE FUND, THE SUBADVISOR MAY, BUT WILL NOT BE OBLIGATED TO, AGGREGATE THE SECURITIES TO BE SOLD OR PURCHASED WITH THOSE OF ITS OTHER CLIENTS WHERE SUCH AGGREGATION IS NOT INCONSISTENT WITH THE POLICIES OF THE FUND, TO THE EXTENT PERMITTED BY APPLICABLE LAWS AND REGULATIONS. IF THE SUBADVISOR CHOOSES TO AGGREGATE SALES OR PURCHASES, IT WILL ALLOCATE THE SECURITIES AS WELL AS THE EXPENSES INCURRED IN THE TRANSACTION IN THE MANNER IT CONSIDERS TO BE THE MOST EQUITABLE AND CONSISTENT WITH ITS FIDUCIARY OBLIGATIONS TO THE FUND AND ITS OTHER CLIENTS INVOLVED IN THE TRANSACTION.

          (G) SOCIAL SCREENING. THE ADVISOR IS RESPONSIBLE FOR SCREENING THOSE INVESTMENTS SUBJECT TO SOCIAL SCREENING ("SECURITIES") TO DETERMINE THAT THE SECURITIES INVESTMENTS MEET THE FUND'S SOCIAL INVESTMENT CRITERIA, AS THEY MAY BE AMENDED FROM TIME TO TIME BY THE TRUSTEES. THE SUBADVISOR WILL BUY ONLY THOSE SECURITIES WHICH THE ADVISOR DETERMINES MEET THE FUND'S SOCIAL SCREENS.

          (H) VOTING PROXIES. THE SUBADVISOR AGREES TO TAKE APPROPRIATE ACTION (WHICH MAY INCLUDE VOTING) ON ALL PROXIES FOR THE FUND'S PORTFOLIO INVESTMENTS IN A TIMELY MANNER. SUCH ACTION IS SUBJECT TO THE DIRECTION OF THE TRUSTEES AND ADVISOR AND WILL BE CONSISTENT WITH THE SOCIAL SCREENS AND CRITERIA GOVERNING INVESTMENT SELECTION FOR THE FUND.

          (I) FURNISHING INFORMATION FOR THE FUND'S PROXIES. THE SUBADVISOR AGREES TO PROVIDE THE ADVISOR IN A TIMELY MANNER WITH ALL INFORMATION NECESSARY, FOR PREPARATION OF THE FUND'S PROXY STATEMENTS, AS MAY BE NEEDED FROM TIME TO TIME.

          (J) ALLOCATION OF FUND ASSETS. THE SUBADVISOR AGREES TO PROVIDE INFORMAL ADVICE TO THE ADVISOR WITH RESPECT TO THE ALLOCATION OF FUND ASSETS AMONG EQUITY, DEBT AND MONEY MARKET SECURITIES IN A FORUM AND AT SUCH TIMES AS AGREED TO BY THE PARTIES.

          (K) INDEPENDENT CONTRACTOR. THE SUBADVISOR WILL FOR ALL PURPOSES HEREIN BE DEEMED TO BE AN INDEPENDENT CONTRACTOR AND SHALL, EXCEPT AS EXPRESSLY PROVIDED OR AUTHORIZED, HAVE NO AUTHORITY TO ACT FOR OR REPRESENT THE FUND OR THE ADVISOR IN ANY WAY OR OTHERWISE BE DEEMED AN AGENT OF THE FUND OR THE ADVISOR.

     2.     BOOKS,  RECORDS  AND  MISCELLANEOUS  MATTERS.

     (A) IN CONNECTION WITH THE PURCHASE AND SALE OF THE FUND'S PORTFOLIO SECURITIES, THE SUBADVISOR SHALL ARRANGE FOR THE TRANSMISSION TO THE FUND'S CUSTODIAN, AND/OR THE ADVISOR ON A DAILY BASIS, OF SUCH CONFIRMATIONS, TRADE TICKETS OR OTHER DOCUMENTATION AS MAY BE NECESSARY TO ENABLE THE ADVISOR TO PERFORM ITS ACCOUNTING AND ADMINISTRATIVE RESPONSIBILITIES WITH RESPECT TO THE MANAGEMENT OF THE FUND.

     (B) PURSUANT TO RULE 31A-3 UNDER THE 1940 ACT, RULE 204-2 UNDER THE INVESTMENT ADVISORS ACT OF 1940 AND ANY OTHER LAWS, RULES OR REGULATIONS REGARDING RECORDKEEPING, THE SUBADVISOR AGREES THAT: (I) ALL RECORDS IT
MAINTAINS FOR THE FUND ARE THE PROPERTY OF THE FUND; (II) IT WILL SURRENDER PROMPTLY TO THE FUND OR ADVISOR ANY SUCH RECORDS UPON THE FUND'S OR ADVISOR'S REQUEST; (III) IT WILL MAINTAIN FOR THE FUND THE RECORDS THAT THE FUND IS REQUIRED TO MAINTAIN UNDER RULE 31A-1(B) INSOFAR AS SUCH RECORDS RELATE TO THE INVESTMENT AFFAIRS OF THE FUND FOR WHICH THE SUBADVISOR HAS RESPONSIBILITY UNDER THIS AGREEMENT; AND (IV) IT WILL PRESERVE FOR THE PERIODS PRESCRIBED BY RULE 31A-2 UNDER THE 1940 ACT THE RECORDS IT MAINTAINS FOR THE FUND.

     (C) THE SUBADVISOR REPRESENTS THAT IT HAS ADOPTED AND WILL MAINTAIN AT ALL TIMES A SUITABLE CODE OF ETHICS THAT COVERS ITS ACTIVITIES WITH RESPECT TO ITS SERVICES TO THE FUND.

     (D) THE SUBADVISOR SHALL SUPPLY TO THE TRUSTEES ITS POLICIES ON "SOFT DOLLARS" AND TRADE ALLOCATIONS AND BROKERAGE ALLOCATION PROCEDURES. THE SUBADVISOR SHALL MAINTAIN APPROPRIATE FIDELITY BOND AND ERRORS AND OMISSION INSURANCE POLICIES.

     3. COMPENSATION. THE ADVISOR WILL PAY TO THE SUBADVISOR AS COMPENSATION FOR THE SUBADVISOR'S SERVICES RENDERED PURSUANT TO THIS AGREEMENT AN ANNUAL SUBADVISORY FEE AS SPECIFIED THE SCHEDULE ATTACHED HERETO AND MADE PART OF THIS AGREEMENT. THE BASE FEE SHALL BE PAYABLE FOR EACH MONTH WITHIN 15 BUSINESS DAYS AFTER THE END OF SUCH MONTH AND THE PERFORMANCE FEE SHALL BE PAYABLE FOR EACH MONTH WITHIN 45 DAYS AFTER THE END OF SUCH MONTH. IF THE SUBADVISOR SHALL SERVE FOR LESS THAN THE WHOLE OF A MONTH, THE COMPENSATION AS SPECIFIED SHALL BE PRORATED. THE SCHEDULE MAY BE AMENDED FROM TIME TO TIME, PROVIDED THAT AMENDMENTS ARE MADE IN CONFORMITY WITH APPLICABLE LAWS AND REGULATIONS AND THE DECLARATION OF TRUST AND BYLAWS OF THE FUND.

     4. DURATION AND TERMINATION OF THE AGREEMENT. THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT CONTINUOUSLY (UNLESS TERMINATED AUTOMATICALLY AS SET FORTH IN THIS SECTION 5) EXCEPT AS FOLLOWS:

          (A) THE FUND MAY AT ANY TIME TERMINATE THIS AGREEMENT WITHOUT PENALTY BY PROVIDING NOT LESS THAN 60 DAYS WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADVISOR AND THE SUBADVISOR. SUCH TERMINATION CAN BE AUTHORIZED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE (I) TRUSTEES OR (II) OUTSTANDING VOTING SECURITIES OF THE FUND.

          (B) THIS AGREEMENT WILL TERMINATE AUTOMATICALLY UNLESS, BY JANUARY 1, 1997, AND AT LEAST ANNUALLY THEREAFTER, THE CONTINUANCE OF THE AGREEMENT IS SPECIFICALLY APPROVED BY (I) THE TRUSTEES OR THE SHAREHOLDERS OF THE FUND BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE FUND, AND (II) A MAJORITY OF THE TRUSTEES, WHO ARE NOT INTERESTED PERSONS OF THE FUND, ADVISOR OR SUBADVISOR, AS CONTEMPLATED BY THE 1940 ACT. IF THIS AGREEMENT IS SUBMITTED TO THE SHAREHOLDERS OF THE FUND FOR THEIR APPROVAL AND SUCH SHAREHOLDERS FAIL TO APPROVE SUCH AGREEMENT, THE SUBADVISOR ONLY MAY CONTINUE TO SERVE HEREUNDER AT THE TRUSTEE'S REQUEST AND IN A MANNER CONSISTENT WITH THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER.

          (C) THE ADVISOR MAY AT ANY TIME TERMINATE THIS AGREEMENT WITH RESPECT TO THE FUND BY NOT LESS THAN 60 DAYS WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE SUBADVISOR, AND THE SUBADVISOR MAY AT ANY TIME TERMINATE THIS AGREEMENT BY NOT LESS THAN 90 DAYS WRITTEN NOTICE DELIVERED OR MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADVISOR, UNLESS OTHERWISE MUTUALLY AGREED IN WRITING.

NOTWITHSTANDING THE ABOVE, THIS AGREEMENT AUTOMATICALLY SHALL TERMINATE WITHOUT THE PAYMENT OF ANY PENALTY IN THE EVENT (I) OF ITS ASSIGNMENT WITHOUT PRIOR WRITTEN CONSENT, (II) TERMINATION FOR ANY REASON OF THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE ADVISOR AND THE FUND, OR (III) IF THE FORM OF THIS AGREEMENT AND THE INVESTMENT ADVISORY AGREEMENT BETWEEN THE ADVISOR AND FUND IS NOT APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE FUND.

UPON TERMINATION OF THIS AGREEMENT WITH RESPECT TO THE FUND, THE DUTIES OF THE ADVISOR DELEGATED TO THE SUBADVISOR UNDER THIS AGREEMENT WITH RESPECT TO THE FUND AUTOMATICALLY SHALL REVERT TO THE ADVISOR.

     5. NOTIFICATION TO THE ADVISOR. THE SUBADVISOR WILL PROMPTLY NOTIFY THE ADVISOR IN WRITING OF THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS:

          (A) THE SUBADVISOR SHALL FAIL TO BE REGISTERED AS AN INVESTMENT ADVISOR UNDER THE INVESTMENT ADVISORS ACT OF 1940, AS AMENDED, AND UNDER THE LAWS OF ANY JURISDICTION IN WHICH THE SUBADVISOR IS REQUIRED TO BE REGISTERED AS AN INVESTMENT ADVISOR IN ORDER TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT;

          (B) THE SUBADVISOR SHALL HAVE BEEN SERVED OR OTHERWISE HAVE NOTICE OF ANY ACTION, SUIT, PROCEEDING, INQUIRY OR INVESTIGATION, AT LAW OR IN EQUITY, BEFORE OR BY ANY COURT, PUBLIC BOARD OR BODY, INVOLVING THE AFFAIRS OF THE FUND;

          (C) A VIOLATION OF THE SUBADVISOR'S CODE OF ETHICS IS DISCOVERED AND, AGAIN, WHEN ACTION HAS BEEN TAKEN TO RECTIFY SUCH VIOLATION; OR

          (D) ANY OTHER EVENT THAT MIGHT AFFECT THE ABILITY OF THE SUBADVISOR TO PROVIDE THE SERVICES PROVIDED FOR UNDER THIS AGREEMENT.

     6. DEFINITIONS. FOR THE PURPOSES OF THIS AGREEMENT, THE TERMS "VOTE OF A MAJORITY OF THE OUTSTANDING SHARES," "AFFILIATED PERSON," "CONTROL,"
"INTERESTED PERSON" AND "ASSIGNMENT" SHALL HAVE THEIR RESPECTIVE MEANINGS AS DEFINED IN THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER SUBJECT, HOWEVER, TO SUCH EXEMPTIONS AS MAY BE GRANTED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT; AND THE TERM "SPECIFICALLY APPROVE AT LEAST ANNUALLY" SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH THE 1940 ACT AND THE RULES AND REGULATIONS THEREUNDER.

     7. INDEMNIFICATION. THE SUBADVISOR WILL INDEMNIFY AND HOLD HARMLESS THE ADVISOR, THE FUND AND THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS AND
POLICYHOLDERS FROM ANY AND ALL CLAIMS, LOSSES, EXPENSES, OBLIGATIONS AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS FEES) ARISING OR RESULTING FROM THE SUBADVISOR'S WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF ITS DUTIES HEREUNDER.

     THE ADVISOR SHALL INDEMNIFY AND HOLD HARMLESS THE SUBADVISOR, THE FUND, THEIR RESPECTIVE TRUSTEES, OFFICERS AND POLICYHOLDERS FROM ANY AND ALL CLAIMS, LOSSES, EXPENSES, OBLIGATION AND LIABILITIES (INCLUDING REASONABLE ATTORNEYS
FEES) ARISING OR RESULTING FROM THE ADVISOR'S WILLFUL MISFEASANCE, BAD FAITH, GROSS NEGLIGENCE OR RECKLESS DISREGARD OF ITS DUTIES HEREUNDER OR UNDER ITS
INVESTMENT  ADVISORY  AGREEMENT  WITH  THE  FUND.

     8. APPLICABLE LAW AND JURISDICTION. THIS AGREEMENT IS GOVERNED BY MARYLAND LAW, AND ANY DISPUTE ARISING FROM THIS AGREEMENT OR THE SERVICES
RENDERED HEREUNDER SHALL BE RESOLVED THROUGH LEGAL PROCEEDINGS, WHETHER STATE, FEDERAL, OR OTHERWISE, CONDUCTED IN THE STATE OF MARYLAND OR IN SUCH OTHER MANNER OR JURISDICTION AS SHALL BE MUTUALLY AGREED UPON BY THE PARTIES HERETO.

     9. MISCELLANEOUS. NOTICES OF ANY KIND TO BE GIVEN TO A PARTY HEREUNDER SHALL BE IN WRITING AND SHALL BE DULY GIVEN IF MAILED, DELIVERED OR COMMUNICATED BY ANSWER BACK FACSIMILE TRANSMISSION TO SUCH PARTY AT THE ADDRESS SET FORTH BELOW, OR AT SUCH OTHER ADDRESS OR TO SUCH OTHER PERSON AS A PARTY MAY FROM TIME TO TIME SPECIFY IN WRITING.

     EACH PARTY AGREES TO PERFORM SUCH FURTHER ACTS AND EXECUTE SUCH FURTHER DOCUMENTS AS ARE NECESSARY TO EFFECTUATE THE PURPOSES HEREOF. THE CAPTIONS IN THIS AGREEMENT ARE INCLUDED FOR CONVENIENCE ONLY AND IN NO WAY DEFINE OR DELIMIT ANY OF THE PROVISIONS HEREOF OR OTHERWISE AFFECT THEIR CONSTRUCTION OR EFFECT.

     IN WITNESS WHEREOF, AND HAVE EACH CAUSED THIS INSTRUMENT TO BE SIGNED IN DUPLICATE ON ITS BEHALF BY ITS DULY AUTHORIZED REPRESENTATIVE, ALL AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


WITNESS:     CALVERT  ASSET  MANAGEMENT  COMPANY,  INC.


BY:___________________________     BY:_________________________________
          4550  MONTGOMERY  AVENUE,  SUITE  1000N
          BETHESDA,  MARYLAND  20814


WITNESS:     NCM  CAPITAL  MANAGEMENT  GROUP,  INC.


BY:___________________________     BY:_________________________________
          103  WEST  MAIN  STREET
          DURHAM,  NORTH  CAROLINA  27701

                SCHEDULE TO THE INVESTMENT SUBADVISORY AGREEMENT
                 BETWEEN CALVERT ASSET MANAGEMENT COMPANY, INC.
                     AND NCM CAPITAL MANAGEMENT GROUP, INC.


     AS COMPENSATION PURSUANT TO SECTION 3 OF THE SUBADVISORY AGREEMENT BETWEEN CALVERT ASSET MANAGEMENT COMPANY, INC. (THE "ADVISOR") AND NCM CAPITAL MANAGEMENT GROUP, INC., (THE "SUBADVISOR"), THE ADVISOR SHALL PAY THE SUBADVISOR AN ANNUAL SUBADVISORY FEE FOR THE CALVERT SOCIAL INVESTMENT FUND, MANAGED GROWTH PORTFOLIO ("FUND"), CONSISTING OF A BASE FEE AND A PERFORMANCE FEE AS DEFINED BELOW.

1. BASE FEE. THE ANNUAL BASE FEE WILL CONSIST OF A FEE, COMPUTED DAILY AND PAYABLE MONTHLY, AT AN ANNUAL RATE EQUAL TO 0.25% OF THE AVERAGE DAILY NET
ASSETS  OF  THE  FUND  UNDER  THE  MANAGEMENT  OF  THE  SUBADVISOR.

2. PERFORMANCE FEE. IN ADDITION TO THE BASE FEE, THE SUBADVISOR WILL RECEIVE A PERFORMANCE FEE BASED ON THE INVESTMENT PERFORMANCE OF AVERAGE DAILY NET ASSETS OF THE FUND IN RELATION TO THE INVESTMENT RECORD OF THE RUSSELL 3000
 ("INDEX"). THE PERFORMANCE FEE WILL BE PAID MONTHLY ONCE IT ACCRUES PURSUANT TO PARAGRAPH 2C. BELOW. THE PERFORMANCE FEE IS COMPUTED AS FOLLOWS:

     A. THE PERFORMANCE FEE WILL BE CREATED BY APPLYING A PERFORMANCE ADJUSTMENT RATE ("PERFORMANCE ADJUSTMENT RATE") TO THE AVERAGE DAILY NET ASSETS OF THE FUND OVER THE PERFORMANCE PERIOD ("PERFORMANCE PERIOD"). ONE-TWELFTH OF THE ANNUAL PERFORMANCE ADJUSTMENT RATE WILL BE APPLIED TO THE AVERAGE OF THE DAILY NET ASSETS OF THE FUND (COMPUTED IN THE MANNER SET FORTH IN THE DECLARATION OF TRUST OR BYLAWS OF THE FUND) UNDER THE MANAGEMENT OF THE SUBADVISOR THROUGHOUT THE PERFORMANCE PERIOD DETERMINED AS OF THE CLOSE OF BUSINESS ON EACH BUSINESS DAY. THE RESULTING DOLLAR AMOUNT WILL BE THE PERFORMANCE FEE ADDED TO OR DEDUCTED FROM THE BASE FEE.

     B.     THE  PERFORMANCE  ADJUSTMENT  RATE  WILL  BE  COMPUTED  AS  FOLLOWS:

     (I) 0.05% OF THE FUND'S AVERAGE DAILY NET ASSETS DURING THE PERFORMANCE PERIOD UNDER THE MANAGEMENT OF THE SUBADVISOR ("AVERAGE DAILY NET ASSETS") IF THE AVERAGE NET ASSETS INVESTMENT PERFORMANCE DURING THE PERFORMANCE PERIOD ("INVESTMENT PERFORMANCE") WAS BETTER OR WORSE THAN THE INVESTMENT RECORD OF THE INDEX DURING THE PERFORMANCE PERIOD ("INVESTMENT RECORD") BY 6.0% OR MORE, BUT LESS THAN 12.0%;

     (II) 0.10% OF THE AVERAGE DAILY NET ASSETS IF THE INVESTMENT PERFORMANCE WAS BETTER OR WORSE THAN THE INVESTMENT RECORD BY 12.0% OR MORE, BUT LESS THAN 18.0%; AND

     (III) 0.15% OF THE AVERAGE DAILY NET ASSETS IF THE INVESTMENT PERFORMANCE WAS BETTER OR WORSE THAN THE INVESTMENT RECORD BY 18.0% OR MORE.

     C. THE PERFORMANCE PERIOD WILL COMMENCE ON JANUARY 1, 1996 ("BEGINNING DATE"). AT THE END OF THE TWELFTH MONTH FOLLOWING THE BEGINNING DATE, A
PERFORMANCE FEE WILL BE PAID, TO THE EXTENT WARRANTED UNDER THE TERMS OF THIS SCHEDULE, BASED ON THE INVESTMENT PERFORMANCE OF THE FUND DURING THE PRECEDING TWELVE MONTHS. FOLLOWING THE TWELFTH MONTH, A NEW MONTH WILL BE ADDED TO THE PERFORMANCE PERIOD AND THE MONTHLY PAYMENT WILL BE BASED ON AN INCREASING

DB:Documents:AGREEMENTS:Sub-Agree  for  NCM  and  CSIF  Managed  Growth
          NUMBER OF MONTHS UNTIL THE PERFORMANCE PERIOD EQUALS 36 MONTHS. THEREAFTER, THE PERFORMANCE PERIOD WILL CONSIST OF THE PREVIOUS 36 MONTHS, AND EACH MONTHLY PAYMENT WILL BE BASED ON THE INVESTMENT RECORD FOR THAT 36-MONTH PERFORMANCE PERIOD.

     D. THE COMPUTATION OF THE INVESTMENT PERFORMANCE AND THE INVESTMENT RECORD WILL BE MADE IN ACCORDANCE WITH RULE 205-1 UNDER THE INVESTMENT ADVISORS ACT OF 1940 OR ANY OTHER APPLICABLE RULE OR EXEMPTION AS, FROM TIME TO TIME, MAY BE ADOPTED, AMENDED OR GRANTED BY THE SECURITIES AND EXCHANGE COMMISSION.

     E. PAYMENT (OR SUBTRACTION) OF A PERFORMANCE FEE IS CONDITIONED ON: (1) THE PERFORMANCE OF THE FUND AS A WHOLE HAVING EXCEEDED (OR TRAILED) THE LIPPER BALANCED FUND INDEX ("FUND INDEX") DURING THE PERFORMANCE PERIOD; AND (2) TO THE EXTENT PAYMENT OF A POSITIVE PERFORMANCE FEE IS DUE, SUCH PAYMENT NOT CAUSING THE FUND'S PERFORMANCE TO FALL BELOW THE FUND INDEX.

     F. TO THE EXTENT THAT MORE THAN ONE SUBADVISOR IS DUE A PERFORMANCE FEE, THE AMOUNT OF PERFORMANCE FEE PAID WILL BE REDUCED PRO RATA AMONG SUCH SUBADVISORS TO THE EXTENT SUCH PAYMENT WILL CAUSE THE FUND'S PERFORMANCE TO FALL BELOW THE FUND INDEX.

     G.     THE  PERFORMANCE  FEE  WILL  BE  BASED  ON  CLASS  A  SHARES  ONLY.

3. FEE WAIVER. THE SUBADVISORS AGREES TO WAIVE ITS SUBADVISORY FEES TO THE SAME EXTENT, CALCULATED AS A PERCENTAGE, AS THE ADVISOR AND ALL OTHER SUBADVISORS WAIVE THEIR ADVISORY FEE AND SUBADVISOR FEES DUE TO STATE EXPENSE LIMITATIONS OR AS MAY BE OTHERWISE REQUIRED BY LAW.